Exhibit 99.1

Intrexon Integrates Leading Adenoviral Gene Delivery Technology with Completion of GenVec Acquisition

GERMANTOWN, Md., June 16, 2017 — Intrexon Corporation (NYSE: XON), a leader in the engineering and industrialization of biology to improve the quality of life and health of the planet, today announced that it has completed the acquisition of GenVec, Inc. (NASDAQ: GNVC), a clinical-stage biopharmaceutical company and pioneer in the development of AdenoVerse™ gene delivery technology platform.

With the addition of GenVec’s AdenoVerse™ technology and accomplished team, Intrexon intends to create the next generation of adenoviral (AdV) delivery with significantly higher payload capacity that exceeds 30kb, as compared to current viral delivery methods ranging from 4.5kb – 9kb, through a scalable manufacturing platform utilizing helper-dependent adenovirus. This expanded capacity will further advance the field of gene-based medicine by enabling delivery of multiple therapeutic effectors that is not possible with current viral delivery systems.

Additionally Intrexon’s RheoSwitch Therapeutic System® platform combined with GenVec’s AdV-based technology is projected to accelerate its ability to develop cutting-edge gene therapies that regulate in vivo expression of one or several therapeutic effectors. GenVec’s selection of vector origins and serotypes as well as know-how in specifying cellular and tissue targets is expected to expedite the design and production of vectors that complement Intrexon’s multigene programming and keen focus on safety with limited off-target effect.

“GenVec’s AdenoVerse™ platform is highly adaptable and can be customized to develop applications for regenerative and cell therapeutics as well as gene and antigen delivery strategies,” commented Thomas D. Reed, Ph.D., Intrexon’s Chief Science Officer. “The breadth of GenVec’s natural and engineered adenovector serotypes displaying valuable targeted tissue specificity, when combined with our RheoSwitch Therapeutic System® gene switch offer significant potential for cutting-edge in vivo multi-gene therapies.”

Douglas E. Brough, Ph.D., GenVec’s Chief Scientific Officer stated, “We look forward to combining our research and drug development team with Intrexon to advance groundbreaking in vivo therapeutics. Together we expect to develop a next-generation delivery platform capable of increasing payload capacity far beyond that of other viral methods for application to Intrexon’s current and future health programs.”

About Intrexon Corporation

Intrexon Corporation (NYSE: XON) is Powering the Bioindustrial Revolution with Better DNA™ to create biologically-based products that improve the quality of life and the health of the planet. The Company’s integrated technology suite provides its partners across diverse markets with industrial-scale design and development of complex biological systems delivering unprecedented control, quality, function, and performance of living cells. We call our synthetic biology approach Better DNA®, and we invite you to discover more at www.dna.com or follow us on Twitter at @Intrexon, on Facebook, and LinkedIn.

Trademarks

Intrexon, RheoSwitch Therapeutic System, Powering the Bioindustrial Revolution with Better DNA, and Better DNA are trademarks of Intrexon and/or its affiliates. Other names may be trademarks of their respective owners.

Safe Harbor Statement

Some of the statements made in this press release are forward-looking statements. These forward-looking statements are based upon our current expectations and projections about future events and generally relate to our plans, objectives and expectations for the development of our business. Although management believes that the plans and objectives reflected in or suggested by these forward-looking statements are reasonable, all forward-looking statements involve risks and uncertainties and actual future results may be materially different from the plans, objectives and expectations expressed in this press release.

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For more information regarding Intrexon Corporation, contact:

Investor Contact:

Christopher Basta

Vice President, Investor Relations

Tel: +1 (561) 410-7052

investors@intrexon.com

Corporate Contact:

Marie Rossi, Ph.D.

Director, Technical Communications

Tel: +1 (301) 556-9850

publicrelations@intrexon.com